UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Gas Gathering, Compression and Processing Agreement and Natural Gas Liquids Fractionation, Exchange and Marketing Agreement

On August 22, 2014, R.E. Gas Development, LLC (“R.E. Gas”), a wholly-owned subsidiary of Rex Energy Corporation (the “Company”) and MarkWest Liberty Bluestone, L.L.C. entered into an Amended and Restated Gas Gathering, Compression and Processing Agreement (the “A&R GPA”). In connection with the execution of the A&R GPA, R.E. Gas and MarkWest Liberty Midstream & Resources, L.L.C. entered into a Natural Gas Liquids Fractionation, Exchange and Marketing Agreement (the “NGL Agreement”). (MarkWest Liberty Bluestone L.L.C. and MarkWest Liberty Midstream & Resources, L.L.C. are referred to collectively as “MarkWest.”)

Under the A&R GPA and the NGL Agreement, MarkWest will provide gathering and processing services for natural gas, and fractionation and marketing services for natural gas liquids, to R.E. Gas from MarkWest’s Keystone Complex located in Butler County, Pennsylvania. The A&R GPA and NGL Agreement replace and supersede former arrangements between the parties for these services. Under both the A&R GPA and the NGL Agreement, R.E. Gas has committed its currently owned natural gas to the agreements, as well as any gas attributable to future interests acquired by R.E. Gas, within a designated area, and any gas attributable to third parties that is produced from a well that is operated by R.E. Gas or any affiliate within that area from which well R.E. Gas or any of its affiliates has the right to control, market, or deliver the gas for processing.

Among other things, the A&R GPA provides for (i) a primary term that extends through November 30, 2026, with continuation for subsequent one–year terms unless earlier terminated by R.E. Gas or MarkWest upon at least twelve months’ prior written notice; (ii) a commitment by R.E. Gas to deliver to MarkWest all of R.E. Gas’s natural gas production in a designated area for processing; (iii) in return for agreed upon fixed fees, priority processing capacity rights that will further increase over time (x) at the existing Sarsen, Bluestone, and Bluestone II cryogenic gas processing plants (the “Existing Plants”), and (y) at future expansions to include the Bluestone III and the Bluestone IV facilities; and (iv) rights to incremental priority processing capacity at future expansions of the Keystone Complex.

In addition to the priority processing capacity rights available to R.E. Gas currently, MarkWest has granted R.E. Gas priority processing capacity rights under the A&R GPA of up to (i) 280 MMcf per day after the expansion of facilities to include the Bluestone III plant plus incremental capacity above the 280 MMcf per day based upon plant performance and unused capacity of other operators; and (ii) 405 MMcf per day after the expansion of the facilities to include the Bluestone IV plant. To the extent the Keystone Complex is further expanded to include the Bluestone V plant and the Bluestone VI plant, MarkWest has granted R.E. Gas the right to additional priority processing capacity in those facilities.

Under the NGL Agreement, MarkWest will provide fractionation and marketing services to R.E. Gas for natural gas processed through the Keystone Complex. The NGL Agreement provides for, among other things, (i) fractionation of R.E. Gas’s natural gas liquids at the Keystone Complex, including deethanization, depropanization, and debutanization, at fixed fees; (ii) delivery of ethane into certain pipelines to support firm commitments by R.E. Gas; (iii) the right of R.E. Gas to increase ethane recovery under circumstances outlined in the agreement; and

(iv) marketing by MarkWest of the fractionated natural gas liquids, with the exception of ethane, and subject to the election of R.E. Gas to market on its own behalf. The NGL Agreement runs coterminous with the A&R GPA and is subject to the same extension provisions.

The foregoing descriptions of the A&R GPA and the NGL Agreement are qualified in their entirety by reference to the text of the agreements, copies of which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2014. The Company intends to request confidential treatment for certain portions of the agreements, which will be omitted from the exhibits.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Senior Vice President, General Counsel and Secretary

Date: August 28, 2014